EXHIBIT 99.1

Biocept to Begin COVID-19 Testing

Company to provide FDA-approved for EUA testing in its San Diego lab to assist physician clients in the fight against the coronavirus pandemic

SAN DIEGO (April 9, 2020) – Biocept, Inc. (NASDAQ: BIOC), a leading commercial provider of liquid biopsy tests designed to provide physicians with clinically actionable information to improve the outcomes of patients diagnosed with cancer, announces that it has verified a COVID-19 molecular diagnostic test, and plans to begin accepting physician-ordered testing requests for processing beginning on April 15, 2020.

Biocept has partnered with a national clinician network to accept patient samples and may obtain additional agreements as test capacity is increased.  Biocept operates a high-complexity, CLIA-certified, CAP-accredited and BSL-2 safety level laboratory in San Diego, with specialized, licensed molecular lab staff that have been trained in performing the COVID-19 testing. The lab will be using the FDA-approved for EUA (Emergency Use Authorization) testing ThermoFisher Scientific’s TaqPath™ molecular diagnostic platform and kit for SARS-CoV-2 (COVID-19).

"While we continue to focus primarily on providing actionable results for patients diagnosed with cancer, we are pleased to support our clients and public health efforts by expanding our offerings to include COVID-19 testing. I am very thankful to our laboratory team for stepping up and quickly validating COVID-19 testing, in addition to the vital work we do each day for patients diagnosed with cancer,” said Mike Nall, Biocept's Chief Executive Officer.  “We will provide this critical testing to physicians as we fight the global coronavirus pandemic.”

In preparation to offer COVID-19 testing, an unapproved version of a test website page was inadvertently posted to the Company’s website by a third-party website consultant.  This unapproved test website page contained certain inaccuracies related to billing matters and should be disregarded.

For physician questions, please contact customerservice@biocept.com.

About Biocept

Biocept, Inc. is a molecular diagnostics company with commercialized assays for lung, breast, gastric, colorectal and prostate cancers, and melanoma. The Company uses its proprietary liquid biopsy technology to provide physicians with clinically actionable information for treating and monitoring patients diagnosed with cancer. The Company's patented Target Selector™ liquid biopsy technology platform captures and analyzes tumor-associated molecular markers in both circulating tumor cells (CTCs) and in circulating tumor DNA (ctDNA). With thousands of tests performed, the platform has demonstrated the ability to identify cancer mutations and alterations to inform physicians about a patient’s disease and therapeutic options. For additional information, please visit www.biocept.com.

Forward-Looking Statements Disclaimer Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this release are not strictly historical, including without limitation statements as to our ability to improve the outcomes of patients diagnosed with cancer, the exact time that we will begin accepting physician-ordered COVID-19 testing requests for processing, and our ability to enter into additional agreements to accept COVID-19 patient samples, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our Securities and Exchange Commission (SEC) filings. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC, which can be accessed over the Internet at the SEC's website located at www.sec.gov.

Investor Contact:

LHA Investor Relations

Jody Cain

Jcain@lhai.com

310-691-7100

Media Contact:

CORE IR

Jules Abraham

julesa@coreir.com

917-885-7378

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